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                          AGREEMENT FOR PURCHASE AND SALE
                           AND JOINT ESCROW INSTRUCTIONS
                               HAMPTONS/QUAIL HOLLOW



     This Agreement for Purchase and Sale and Joint Escrow Instructions (this "Agreement") is entered into as of December 15, 1998, by and between The Hamptons Joint Venture, a North Carolina joint venture ("Seller"), and Lend Lease Real Estate Investments, Inc. a Delaware corporation, or its permitted assignee ("Buyer"), who agree and, to the extent applicable, instruct First American Title Insurance Company ("Escrow Holder" or "Title Company," as the context may require), as escrow holder, as follows:

     1.     This Agreement is made with reference to the following facts:

            1.1. Seller owns that certain real property located at 4401 Hamptons Ridge Drive, Charlotte, North Carolina 28210, commonly known as Hamptons/Quail Hollow Apartments and more fully described on EXHIBIT A attached hereto (the "Real Property"), including without limitation all rights, members, easements, alleys, ways, appurtenances, shrubbery, trees, plants and privileges located thereon or appertaining thereto, together with any and all right, title and interest in and to any land lying in the bed or right-of-way of any street, road, alley or avenue, open or proposed, in front of or adjoining the land to the centerline thereof, together with any nonexclusive right to use any and all such land lying within any such roadbed, right-of-way, street, alley or avenue for ingress and egress to and from the land, together with any and all right, title and interest in and to any award made or to be made in lieu thereof, and in and to any unpaid award for damage to the land by reason of change of grade of any street. Along with the Real Property, Buyer intends to purchase from Seller, and Seller intends to sell to Buyer, in accordance with this Agreement, all improvements constructed in, on or under the Real Property including a 232-unit residential apartment complex (collectively, the "Improvements"), all of Seller's tangible personal property located on and used solely in connection with the Real Property or the Improvements, including without limitation the tangible personal property identified on EXHIBIT B attached hereto (the "Personal Property") and all intangible personal property owned by Seller and now, or hereafter, used in connection with the Real Property (the "Intangible Property") including, without limitation, all (i) trade names, (ii) logos, (iii) warranties and guaranties relating to the construction, operation, maintenance, repair and use of the Improvements and the Personal Property, including, without limitation, any and all equipment, HVAC systems, plumbing and roof warranties and all contractors' and subcontractors' warranties (the "Warranties"), (iv) certificates of occupancy (or the local equivalents), permits, licenses, approvals and authorizations issued by any federal, state or municipal government, branch, authority, district, agency, court, tribunal, department, board, commission or other instrumentality ("Governmental Authority"), (v) leases and other occupancy agreements (the "Leases"), and (vi) contracts or other similar arrangements for goods and services (the "Service Contracts").

            1.2. By this Agreement, Buyer and Seller intend to provide for the sale of the Real Property, the Improvements, the Personal Property and the Intangible Property (collectively, the "Property") by Seller to Buyer.

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     2.     PURCHASE AND SALE.  Subject to the terms and conditions of this
Agreement, Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller.

     3.     ESCROW.

            3.1. OPENING OF ESCROW. Buyer shall immediately cause an escrow (the "Escrow") to be opened at Escrow Holder's office located at 114 East Fifth Street, Santa Ana, California 92701, Attention: Toni Rice-Groetsch for the purpose of facilitating the consummation of this Agreement, by delivering the Deposit (as defined in Section 4.1 below) to Escrow Holder along with a copy of the fully executed original (or executed counterparts) of this Agreement within two (2) business days after executing this Agreement. Escrow Holder shall, immediately upon its receipt of the Deposit and executed Agreement, execute and deliver to Buyer and Seller the Consent and Acceptance of Escrow Holder attached to this Agreement, which Consent and Acceptance of Escrow Holder shall specify the date of such receipt (the "Escrow Opening Date"). This Agreement constitutes instructions to Escrow Holder. Buyer and Seller shall execute such additional mutual instructions as Escrow Holder may reasonably require, provided that such additional instructions shall be consistent with this Agreement. Any inconsistency between any such additional instructions and this Agreement shall be resolved in a manner consistent with this Agreement, and the provisions of this Agreement shall prevail unless Buyer and Seller waive such inconsistent provision in writing by specifically referring to the fact of such inconsistency and their intent to waive it.

            3.2. CLOSING DATE. The purchase and sale transaction contemplated hereunder shall close in accordance with Article 8 below (the "Closing") by 10:00 a.m. PST on the tenth (10th) business day following the receipt of Seller's Consent (as defined in Section 22 below) (the "Closing Date"); provided, however, that if the Closing shall occur on the Closing Date but after 10:00 a.m. PST, the Closing Date shall be deemed to have occurred on the date of recordation of the Deed (hereinafter defined) for purposes of calculating prorations under Article 10 below, and provided further that in no event shall the Closing Date occur after February 1, 1999, unless the parties otherwise agree in writing. If the Closing does not occur on or before the Closing Date, then Buyer or Seller, if not in default under this Agreement, may at any time thereafter give written notice to Escrow Holder to cancel the Escrow whereupon the Escrow and the subject transaction shall become terminated and Escrow Holder shall distribute all monies and documents in Escrow Holder's possession in accordance with this Agreement and all additional mutual instructions as the parties may provide. Such cancellation of the Escrow shall not prejudice or limit any legal or equitable rights of Buyer or Seller, except as may be limited by Article 12 below.

     4. PURCHASE PRICE. The purchase price payable by Buyer for the Property (the "Purchase Price") at the Closing is Fourteen Million Four Hundred Thousand and No/100 Dollars ($14,400,000.00), payable as follows:

            4.1. DEPOSIT. Within three (3) business days after Buyer's delivery of an executed copy of this Agreement to Escrow Holder, Buyer shall deliver to Escrow Holder immediately available funds in the amount of One Hundred Forty-Four Thousand and No/100 Dollars ($144,000.00) (the "Deposit"). Escrow Holder shall promptly deposit the Deposit into a federally-insured interest-bearing account for the benefit of Buyer upon

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     Escrow Holder's receipt of Buyer's United States taxpayer identification number. The Deposit, plus any interest accrued thereon, shall be applicable towards the Purchase Price except as otherwise provided in
     Section 12 below.

            4.2. BALANCE. Not later than one (1) business day prior to the Closing Date, Buyer shall deposit with Escrow Holder cash or other immediately available funds in the amount of the balance of the Purchase Price, plus all other sums required of Buyer under this Agreement to pay Buyer's costs and Buyer's share of prorations.

     5. CONDITIONS PRECEDENT. Buyer's obligations under this Agreement are subject to satisfaction or Buyer's written waiver of the following conditions precedent (collectively, "Buyer's Conditions") on or before the expiration of the applicable contingency period provided for below (collectively, the "Contingency Periods"). If the respective Buyer's Condition has not been satisfied or waived in writing, then at Buyer's option, this Agreement and the Escrow shall be deemed terminated and neither Buyer nor Seller shall have any further obligation to the other party under this Agreement (except to the extent of any indemnities under this Agreement with respect to events occurring before such termination, which indemnities shall survive any such termination). If either party terminates the Escrow in accordance with the preceding sentence, Escrow Holder shall, without requiring any further instructions, immediately return the Deposit plus any interest accrued thereon to Buyer.

            5.1. DUE DILIGENCE DELIVERIES BY SELLER. Seller shall provide, to the extent it has not already provided prior to the date of this Agreement, to Buyer copies of, or access to, the items identified on EXHIBIT C attached hereto. Buyer acknowledges that such items are the only items that Buyer has requested from Seller for Buyer's examination and review of the Property and all aspects thereof.

            5.2. DUE DILIGENCE INVESTIGATION. Buyer shall have the right to investigate, review and approve (and Seller shall use reasonable efforts to cooperate with Buyer in connection with such investigation and review) the physical, developmental and economic status and feasibility of the Property, including without limitation marketing studies, land use and legal due diligence, engineering studies, soils tests, physical inspections and environmental surveys with respect to the Property. The Contingency Period for such investigation, review and approval shall expire on December 24, 1998. In order to facilitate Buyer's investigation and analysis, Seller hereby grants to Buyer the right to enter the Property at any time during normal business hours upon forty-eight (48) hours' prior written notice to Seller, to conduct such inspections, reviews, examinations and tests on the Property as Buyer deems necessary or desirable to investigate the physical condition of the Property, as well as access to relevant information relating to the Property within Seller's possession or under Seller's control (but Seller has made and now makes no representation or warranty regarding the accuracy or completeness of such information). Seller may, at its option, have a representative present at any such inspection or review. Buyer further acknowledges that it is acquiring the Property in its "as-is" condition in accordance with Section 19 below.

            5.3. SELLER'S CONSENT. Seller shall have obtained Seller's Consent in accordance with Article 22 below.

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            5.4.   STATUS OF TITLE AND SURVEY.  Buyer shall have the right to investigate, review and approve title to the Property; provided, however, that if Buyer intends to obtain extended coverage title insurance in connection with this Agreement, then Buyer shall obtain at its sole cost and expense a current as-built survey of the Property complying with 1992 ALTA/ACSM minimum standards (the "Survey"). The Contingency Period for such investigation, review and approval shall expire on December 15, 1998. Buyer shall be deemed to have approved all exceptions to title shown in that certain owner's title commitment for the Property dated as of September 14, 1998, issued by the Title Company under its File No. FA-192 587R2 (the "Title Report") and matters shown on the Survey (if any) other than those exceptions or matters identified on EXHIBIT D attached hereto ("Disapproved Title Exceptions"), which Disapproved Title Exceptions Seller shall remove (or cause to be removed) as exceptions to title prior to the Closing. Buyer shall have the continuing right to update the Title Report and the Survey from time to time and to give Seller notice of any additional Disapproved Title Exceptions first arising after the date of the Title Report or the Survey, as the case may be. Within ten (10) business days following receipt of any written notice of such additional Disapproved Title Exceptions from Buyer, Seller shall notify Buyer in writing of which of such additional Disapproved Title Exceptions Seller will agree to cure on or before the Closing Date; provided, however, that Seller shall satisfy and correct, at or before the Closing, any Disapproved Title Exceptions constituting a mortgage, deed of trust or other lien encumbering all or any portion of the Property (other than liens created by Buyer's acts or omissions) or otherwise created by Seller's acts or omissions on or after the date of this Agreement ("Mandatory Cure Items"). In the event Seller elects not to satisfy or cure any such additional Disapproved Title Exceptions of which it is so notified, then, within ten (10) business days following receipt of Seller's election, Buyer shall by written notice to Seller elect one of the following:

                   5.4.1. To waive such additional Disapproved Title Exceptions and to close the transaction contemplated hereby in accordance with the terms of this Agreement; provided, however, that with respect to any Disapproved Title Exception which is a Mandatory Cure Item, Buyer shall be entitled to satisfy or remove any such Disapproved Title Exception(s) at the Closing and to credit against the Purchase Price the amount required to satisfy or remove such Mandatory Cure Item(s); or

                   5.4.2. To terminate this Agreement, in which event Buyer shall be entitled to the immediate return of the Deposit and the parties hereto shall have no further rights, duties or obligations under this Agreement, except those rights, duties and obligations that, by the express terms hereof, survive termination of this Agreement.

            5.5. OWNER'S POLICY. On or before the Closing, the Title Company must be prepared to issue to Buyer an Owner's Policy of Title Insurance for the Property (the "Title Policy") effective as of the Closing, insuring Buyer in the amount of the Purchase Price that title to the Property is vested in Buyer at the Closing, subject only to (a) standard pre-printed exceptions (other than those preprinted exceptions that can be removed with a customary seller's affidavit), (b) liens for taxes and assessments not yet delinquent, (c) those exceptions to title described in the corresponding Title Report other than the Disapproved Title Exceptions and
     (d) exceptions created or suffered by Buyer. Buyer may require an extended coverage policy without a generic survey exception only if Buyer can

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     timely provide Title Company with all information necessary in order for the extended coverage policy to be issued on or before the Closing Date. Seller shall not suffer any liability in connection with its failure to remove any title exception; Buyer's sole remedy for Seller's failure to cause the elimination of a Disapproved Title Exception shall be termination of this Agreement. Notwithstanding the foregoing, Seller shall cause the removal of any Mandatory Cure Item at or before the Closing.

            5.6. SELLER'S FINANCIAL CONDITION. Seller has not (i) made an assignment for the benefit of creditors, (ii) filed a petition in bankruptcy, (iii) been adjudicated insolvent or bankrupt, (iv) petitioned a court for the appointment of any receiver of or trustee for it or any substantial part of its property, (v) commenced any proceeding relating to Seller under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect. There shall not have been commenced and be pending against Seller any proceeding of the nature described in the first sentence of this Section 5.6. No order for relief shall have been entered with respect to Seller under the Federal Bankruptcy Code.

            5.7. COVENANTS, REPRESENTATIONS AND WARRANTIES. Seller shall have complied, and at Closing shall then be in compliance, with each and all of its covenants contained in this Agreement in all material respects, and the representations and warranties set forth in Paragraph 7 hereof shall be true, complete and accurate as of the Closing Date in all material respects.

            5.8. SELLER'S DELIVERIES. Seller shall have delivered to Buyer, in form and substance in accordance with the requirements herein, all instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated hereby.

Except for the Buyer's Condition referenced in Section 5.3 above, which is a condition to Buyer's and Seller's obligations under this Agreement, any one or more of the foregoing Buyer's Conditions may be waived by Buyer on or before the Closing Date.

     6. BUYER'S DELIVERIES. Provided that all other conditions to Buyer's obligation to consummate the Closing shall have been or shall concurrently be satisfied, Buyer shall deliver to Seller through Escrow Holder, on or before the Closing Date, for disbursement, delivery and recordation, as provided in this Agreement, the following funds, instruments and documents, the delivery of which is material to the consummation of the subject transaction:

            6.1. FUNDS. Immediately available funds in the amount required of Buyer under this Agreement including sufficient funds to meet Buyer's obligations under Sections 4.2, 9 and 10.

            6.2. AUTHORITY. Evidence in form and substance reasonably satisfactory to Seller and its legal counsel that Buyer is authorized to enter into and consummate the transactions contemplated by this Agreement.

            6.3. ASSIGNMENT OF OCCUPANCY AGREEMENTS AND SERVICE CONTRACTS. An executed counterpart of the Assignment referenced in Section 7.5 below.

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            6.4.   CLOSING STATEMENT.  The Closing Statement summarizing the
     prorations and other financial aspects of the transaction.

            6.5. OTHER DOCUMENTS. Any documents reasonably required of Buyer by Title Company or Escrow Holder in order to consummate the subject transaction.

     7. SELLER'S DELIVERIES. Provided that all other conditions to Seller's obligation to consummate the Closing shall have been or shall concurrently be satisfied, Seller shall deliver to Buyer through Escrow Holder on or before the Closing, for disbursement, delivery and recordation, as provided in this Agreement, the following instruments and documents, the delivery of which is material to the Closing:

            7.1. LIMITED WARRANTY DEED. A limited warranty deed (the "Deed") in substantially the form set forth as EXHIBIT E attached hereto, conveying to Buyer good and marketable fee simple title to the Real Estate, together with all rights, members, easements and appurtenances thereto, expressly subject to the title exceptions approved by Buyer as provided in Section
     5.4 above. In addition, Seller shall deliver an executed Real Estate Transfer Tax Declaration or local equivalent.

            7.2. RELEASE OF EXISTING INDEBTEDNESS. Seller shall cause the Property to be released from all mortgages, deeds of trust, deeds to secure debt, security agreements, filings and statements and other security interests relating to any existing indebtedness that is secured in whole or in part by the Property.

            7.3. SELLER'S AFFIDAVIT. A Seller's Affidavit in the form set forth as EXHIBIT F attached hereto and made a part hereof.

            7.4. BLANKET BILL OF SALE AND TRANSFER. A blanket bill of sale, transfer and assignment agreement (the "Bill of Sale") in substantially the form set forth as EXHIBIT G attached hereto, assigning to Buyer all of Seller's right, title and interest in and to any and all Personal Property.

            7.5. ASSIGNMENT OF LEASES AND SERVICE CONTRACTS. An assignment and assumption of Leases and Service Contracts and other Intangible Property (the "Assignment") in substantially the form set forth as EXHIBIT H attached hereto, assigning to Buyer all of Seller's right, title and interest in and to the Leases and Service Contracts (that Buyer shall have elected or elects to assume) and other Intangible Property with a cross-indemnity between Seller and Buyer, with Seller indemnifying Buyer with respect to any liability arising under the Leases and Service Contracts for the period up to, but not including, the Closing Date, and Buyer indemnifying Seller with respect to any liability arising under the Leases and Service Contracts arising on and after the Closing Date, respectively, and with an express assumption by Buyer of Seller's obligations under the Leases and Service Contracts arising on and after the Closing Date.

            7.6. CERTIFIED RENT ROLL. Seller shall deliver to Buyer a certificate, in substantially the form of EXHIBIT I attached hereto, pursuant to which Seller shall certify to Buyer a then current Rent Roll for the Property.

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            7.7.   SELLER'S CERTIFICATE.  A certificate addressed to Buyer
     stating that the representations and warranties set forth in Section 14 are true and correct as of the Closing in all material respects or stating any exceptions thereto.

            7.8. CERTIFICATE OF NON-FOREIGN STATUS. A certificate addressed to Buyer made in compliance with Paragraph 1445 of the Internal Revenue Code that Seller is not a foreign person and not subject to withholding requirements.

            7.9. CLOSING STATEMENT. The Closing Statement summarizing the prorations and other financial aspects of the transaction contemplated by this Agreement.

            7.10. LEASES AND SERVICE CONTRACTS. The original Leases, Service Contracts, Warranties, certificate(s) of occupancy, permits and licenses.

            7.11. AUTHORITY. Evidence in form and substance reasonably satisfactory to Buyer and its legal counsel that Seller is authorized to enter into and consummate the transactions contemplated by this Agreement.

            7.12. KEYS. Seller shall deliver to Buyer all of the keys in Seller's possession to any door or lock in or on the Property.

            7.13. TENANT FILES. The current tenant files, including all correspondence, notices, financial information, sales reports and other information.

            7.14. MATERIALS. All materials pertaining to the operation and maintenance of the Property.

            7.15. OTHER DOCUMENTS. All other documents reasonably required of Seller by Escrow Holder in order to consummate the subject transaction.

     8. CLOSING ESCROW. On the Closing Date, provided that Escrow Holder shall have received all of the documents, instruments and funds required to be delivered by Buyer and Seller in accordance with Articles 6 and 7 above (other than those documents and other items specified in Sections 7.10, 7.12, 7.13 and
7.14 above, which shall be deemed delivered concurrently with delivery of possession of the Property to Buyer), and provided that Title Company is prepared to issue the Title Policy upon the Closing and that all other conditions to the Closing have been satisfied (or waived by the party to this Agreement which benefits from such condition), Escrow Holder shall promptly perform all of the following:

            8.1. RECORDING. Cause the Deed to be recorded with the real property records of the county in which the Property is located.

            8.2. BUYER'S DELIVERIES. Deliver to Seller all of the items pursuant to Section 6 above.

            8.3. SELLER'S DELIVERIES. Deliver to Buyer the Bill of Sale, the Assignment and all of the other items pursuant to Article 7 except as otherwise provided above.

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            8.4.   COSTS AND PRORATIONS.  Pay the costs and apply the prorations in accordance with Articles 9 and 10 below.

            8.5. ISSUANCE OF TITLE POLICY. Cause the Title Policy to be issued and delivered to Buyer.

            8.6. DISBURSEMENT OF PURCHASE PRICE. Disburse to Seller, or in accordance with Seller's instructions (after making appropriate adjustments for costs and prorations as provided in this Agreement), all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price.

     9.     COSTS.  Seller shall pay (a) one-half (1/2) of Escrow Holder's fee,
(b) any documentary transfer and stamp taxes payable in connection with the recordation of the Deed and (c) Escrow Holder's customary charges to a seller for document drafting, recording and miscellaneous charges. Buyer shall pay (i) one-half (1/2) of Escrow Holder's fee, (ii) the premiums and other costs for the Title Policy, including without limitation any endorsements relating thereto,
(iii) Escrow Holder's customary charges to a buyer for document drafting, recording and miscellaneous charges, and (iv) all costs associated with Buyer's financing of any or all of the Purchase Price, including without limitation any applicable intangible taxes, documentary stamps and recording costs and any fees for any loan, appraisal, title insurance policy or other service.

     10. PRORATIONS. The following shall be prorated between Buyer and Seller as of 11:59 p.m. local time of the day immediately preceding the Closing Date, on the basis of the actual number of days elapsed during the month in which the Closing occurs: general and special county and city real property taxes and special assessments (collectively, "Taxes") for the tax period then in effect and insurance premiums (but only if Buyer is assuming Seller's insurance policy or policies). Proration of Taxes shall be based on the most recent official tax bills or notice of valuation available for the fiscal year in which the Closing occurs, with due allowance to be made for the maximum available discount or other exemptions to the extent permissible for said year, and to the extent the tax bills do not accurately reflect the actual Taxes assessed against the Property (or any portion of the Property) and allocable either to the period before the Closing or to the period after the Closing, then Buyer and Seller shall adjust the actual Taxes between Buyer and Seller, outside of Escrow, as soon as reasonably possible following the Closing. In addition to the foregoing apportionments, Seller shall receive all rents and other income accrued, and shall pay all other expenses accrued or incurred, in connection with the ownership or operation of Property before the Closing Date, and Buyer shall receive all rents and other income accruing, and shall pay all other expenses accrued or incurred, in connection with the ownership or operation of Property on or after the Closing Date, all of which rents, other income and expenses shall be prorated as of the Closing. Rents and other income, if any, collected by Buyer after the Closing shall be applied first to any amounts due to Buyer and then, to the extent such rents or other income relate to the period ending on or before the Closing, such rents or other income shall be paid to Seller within ten (10) days after end of the month in which such amounts were collected. Buyer shall incur no obligation to Seller for Buyer's failure to collect such rentals or other income. All security and any other refundable deposits paid by tenants to Seller pursuant to tenant leases shall be delivered by certified funds to Buyer at the Closing or, at Seller's option, credited to Buyer against the cash portion of the Purchase Price at the Closing. Escrow Holder shall not be concerned with any prorations that are to be made after the Closing pursuant to this Agreement.

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     11.    FAILURE OF ESCROW TO CLOSE.  If Escrow fails to close by reason of a failure of a Buyer's Condition in accordance with Article 5 above, or because of a default by Seller under this Agreement, Buyer shall be entitled to the immediate return of the Deposit upon delivery of written notice by Buyer to Escrow Holder. If this Agreement or Escrow is terminated, Buyer shall return to Seller, within two (2) business days after the termination of Escrow, all documents and materials provided by Seller or its agents to Buyer or its agents in connection with this Agreement or the Property and all copies thereof.

     12. LIQUIDATED DAMAGES. THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH THE QUESTION OF THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IF THE CLOSING DOES NOT OCCUR BECAUSE BUYER BREACHES THIS AGREEMENT AND HAVE ENDEAVORED TO REASONABLY ESTIMATE SUCH DAMAGES. THEY AGREE THAT (I) SUCH DAMAGES ARE AND WILL BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, (II) LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT (AS IT MAY BE INCREASED FROM TIME TO TIME) ARE AND WOULD BE REASONABLE AS A MEASURE OF SUCH DAMAGES, (III) IN THE EVENT OF SUCH BREACH, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SUCH LIQUIDATED DAMAGES, AND (IV) IN CONSIDERATION OF THE PAYMENT OF SUCH LIQUIDATED DAMAGES, SELLER SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY ON ACCOUNT OF THE FAILURE OF THE CLOSING TO OCCUR, EXCEPT FOR:
(A) CLAIMS FOR THE RETURN OR OTHER DELIVERY OF DOCUMENTS IN CONNECTION WITH THIS AGREEMENT; (B) ACTIONS TO EXPUNGE A LIS PENDENS OR OTHER CLOUDS ON TITLE CAUSED BY BUYER; (C) CLAIMS ON ACCOUNT OF BUYER'S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, AND (D) ATTORNEYS' FEES AND COSTS INCURRED BY SELLER INCIDENT TO CLAUSES (A) THROUGH (C). NOTWITHSTANDING THE FOREGOING, IN THE EVENT BUYER OBJECTS TO, FAILS TO COOPERATE WITH OR OTHERWISE OPPOSES SELLER'S WITHDRAWAL OF THE DEPOSIT OUT OF THE ESCROW, SELLER SHALL HAVE ALL OF THE REMEDIES OTHERWISE AVAILABLE TO SELLER AT LAW OR IN EQUITY.

     SELLER'S INITIALS     BUYER'S INITIALS

     __________                  __________

     13. POSSESSION. Seller shall deliver possession of the Property to Buyer on the Closing Date, subject to the rights of tenants.

     14. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to and covenants with Buyer that the following representations and warranties are complete and accurate as of the date of this Agreement and will be complete and accurate as of the Closing Date:

            14.1. AUTHORITY. Seller is a joint venture, duly organized, validly existing and in good standing under the laws of the State of North Carolina, and Seller has full right, power and authority to enter into this Agreement and to perform all of the obligations and liabilities of Seller hereunder. This Agreement has been duly and validly authorized, executed and delivered by and on behalf of Seller and, assuming the due authorization, execution and delivery thereof by and on behalf of Buyer, constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights and remedies of creditors generally and to general equitable principles (whether considered in a proceeding at law or in equity). Neither the execution nor delivery of this Agreement or any other documents executed and delivered, or to be executed and delivered, by Seller in connection with the transactions described herein will violate any provision of Seller's organizational documents or of any agreements, regulations or laws to which Seller is bound.

            14.2. NO OTHER AGREEMENTS. To Seller's actual knowledge, other than this Agreement, the Leases, the Service Contracts and the matters identified on EXHIBIT J attached hereto, there are no leases, service contracts, management agreements or other agreements or instruments in force or effect that (a) grant to any person or entity any right, title, interest or benefit in or to all or any part of the Property or (b) any rights relating to the use, maintenance, operation, construction or management of all or any part of the Property.

            14.3. NO LITIGATION. Except as set forth in EXHIBIT K attached hereto, Seller has no actual knowledge, nor has Seller received any notice, of any pending litigation or proceeding brought by any person or entity or Governmental Authority against Seller with respect to the Property.

            14.4. POSSESSION. To Seller's actual knowledge, except for the tenants in possession of the Property under the Leases, as shown in the Rent Roll, there are no parties in possession of or claiming any possession to any portion of the Property as lessees, tenants at sufferance, licensees, easement holders, trespassers or otherwise.

            14.5. NO ASSESSMENTS. Seller has received no notice of any (a) assessments against the Property that are unpaid, whether or not they have become liens, except ad valorem taxes for the current year, or (b) any change in the assessed value or basis for levy of taxes regarding the Property.

            14.6. NOTICE OF CONDEMNATION; RIGHT OF WAY MATTERS. Seller has received no notice of any threatened or contemplated action by any Governmental Authority having the power of eminent domain, which might result in any part of the Property being taken by condemnation or conveyed in lieu thereof. Seller shall, promptly upon receiving any such notice, give Buyer written notice thereof.

            14.7. VIOLATION OF LAWS. Seller has received no notice that any Governmental Authority has determined that there are any violations of zoning, health, environmental, or other statutes, ordinances, or regulations affecting the Property. In the event Seller receives notice of any such violations prior to Closing affecting the Property, Seller shall promptly notify Buyer thereof.

            14.8. NO BANKRUPTCY. Seller is not a party to any voluntary or involuntary proceedings in bankruptcy, reorganization or similar proceedings under the federal bankruptcy laws or under any state laws relating to the protection of debtors, or subject to any general assignment for the benefit of creditors, and to Seller's actual knowledge, no such action has been threatened.

            14.9. ZONING. Seller shall, promptly upon receiving any notice of any contemplated or threatened rezoning of the Property, give Buyer written notice thereof.

            14.10. SERVICE CONTRACTS. Attached hereto as EXHIBIT L and incorporated herein is a complete and accurate list of all of the Service Contracts and as of the date of this Agreement Seller has delivered to Buyer complete and accurate copies of all such Service Contracts. Seller has received no notice of any default, or claim of default, on the part of any party to any of such Service Contracts, and within five (5) business days following mutual execution of this Agreement, Buyer shall notify Seller of any Service Contract that Buyer wishes to assume and Seller, at its sole cost and expense, shall terminate all other Service Contracts within five (5) days prior to Closing in accordance with (but only to the extent permitted under) the governing terms of the applicable Service Contract.

            14.11. LEASES. The copies of the Leases delivered or made available by Seller to Buyer in accordance with Section 7.10 above are complete and accurate, and there are no amendments or modifications thereto not disclosed on the rent roll delivered in accordance with Section 7.6 above or otherwise in writing by Seller to Buyer. Seller hereby covenants and agrees with Buyer that, so long as this Agreement remains in full force and effect, Seller will continue to operate and manage the Property in substantially the same manner as it has been operated and managed in the past.

            14.12. AVAILABILITY OF AGREEMENTS. Seller shall make available to Buyer for review at Seller's offices at the Property during normal business hours, and upon reasonable advance notice, full, true, correct and complete copies of all Service Contracts, Leases and all written amendments, modifications, agreements, or understandings relating thereto as are in effect from time to time while this Agreement remains in effect.

            14.13. EMPLOYEE LIABILITY. To Seller's actual knowledge, after the Closing Buyer shall not be obligated to continue the employment of any of the employees of Seller or Seller's property manager. To Seller's actual knowledge, all of the employees for the Property are employees of Seller's property manager and not of Seller.

            14.14. HAZARDOUS MATERIALS. To Seller's actual knowledge, Seller has not generated, disposed of, released or found any Hazardous Materials (hereinafter defined) on the Property, and Seller has no actual knowledge of the existence of any areas for the generation, storage or disposal of any Hazardous Materials on the Property. Seller has received no notice that any Governmental Authority has determined that there are any violations of Environmental Laws (as hereinafter defined) affecting the Property. In the event Seller receives notice of any such Hazardous Materials on the Property or any such violation affecting the Property prior to the Closing, Seller immediately shall notify Buyer thereof. "Hazardous Materials" means petroleum, including crude oil or any fraction thereof, asbestos, radon gas, polychlorinated biphenyls, and any other substance identified as hazardous in the following, as the same may have been amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, ET SEQ.; the Resource Conservation Act of 1976, 42 U.S.C. Section 6921, ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; the

     Federal Solid Waste Disposal Act, 42 U.S.C. Section 6901, ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ.; and any other legislation or ordinance of any Governmental Authority identified by its terms as pertaining to hazardous materials, waste or asbestos ("Environmental Laws").

            14.15. AGREEMENTS AFFECTING THE PROPERTY. Subject to the provisions in Section 14.11 hereof, Seller hereby covenants and agrees with Buyer that, so long as this Agreement remains in full force and effect, Seller will not sell, assign, convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, the Property (or any interest or estate therein) without the prior written consent of the Buyer. Seller has not executed and will execute no exclusive or other brokerage
     agreements which will survive the Closing Date.   Seller shall not enter
     into Service Contracts from and after the date of this Agreement without the prior written consent of Buyer, which consent may be granted or withheld in Buyer's sole and absolute discretion; provided, however, that Seller hereby covenants and agrees with Buyer that, so long as this Agreement remains in full force and effect, Seller will continue to operate and manage the Property in substantially the same manner as it has been operated and managed in the past.

            14.16. MAINTENANCE OF INSURANCE. Seller shall maintain in full force and effect all existing policies of insurance relating to the Property through and including the Closing Date, shall pay all premiums with respect to such insurance on or before the due date therefor and shall not knowingly take any action which would cause such insurance not to remain in full force and effect or fail knowingly to take any action required to maintain such insurance in full force and effect.

            14.17. FIXTURES. All fixtures and articles of Personal Property included in and which are part of the sale are now, and at the Closing will be, owned by Seller free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements, or other liens of security interest created by Seller, and shall be transferred to Buyer as a part of the transaction.

            14.18. SECURITY DEPOSITS. Security deposits shown in the certified rent roll are a full, true and complete list of all of the security deposits for the Property and are now held by Seller and Seller's property manager under the terms of the Leases, and none have been forfeited by any existing tenant.

            14.19. NON-FOREIGN STATUS. Seller is not a "foreign person" as that term is defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto, and Buyer has no obligation under the Internal Revenue Code Section 1445 to withhold and pay over to the Internal Revenue Service any part of the "amount realized" by Seller in the transaction contemplated hereby (as such term is defined in the regulations issued under Internal Revenue Code Section 1445).

            14.20. REPRESENTATIONS, WARRANTIES AND COVENANTS RE-MADE AT CLOSING. The foregoing warranties and representations are true, and the foregoing covenants are in full force and effect and binding on Seller as of the date hereof and shall be in full force and effect and deemed to have been automatically reaffirmed and restated by Seller as of the Closing Date.

For purposes of this Section 14, "Seller's actual knowledge" shall mean the knowledge of (i) J. Bradley Forrester, (ii) Ralph Tilley and (iii) Beth Makowski without any duty of investigation or inquiry and "notice" shall mean written notice. The representations and warranties of Seller shall survive the Closing for six (6) months, and any claim made by Buyer against Seller with respect thereto must be asserted within such six-month period.

     15. BUYER'S REPRESENTATIONS AND WARRANTIES. The accuracy and completeness of the following constitute a condition to the Closing, and Buyer represents and warrants to Seller that the following is complete and accurate as of the date of this Agreement and shall be complete and accurate as of the Closing, and shall survive the Closing: Buyer is duly organized and validly existing and is (or will at the Closing be) qualified to conduct its business and has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. All requisite action (corporate, partnership, trust or otherwise) has been taken by Buyer in connection with entering into this Agreement and the consummation of the transactions contemplated by this Agreement. The individual executing this Agreement on behalf of Buyer has the legal power, right and actual authority to bind Buyer to the terms and conditions of this Agreement. This Agreement and all documents required by this Agreement to be executed by Buyer are and are valid, legally binding obligations of and enforceable against Buyer in accordance with their terms. The foregoing warranties and representations are true, and the foregoing covenants are in full force and effect and binding on Buyer as of the date hereof and shall be in full force and effect and deemed to have been automatically reaffirmed and restated by Buyer as of the Closing Date.

     16. CONDEMNATION. If all or any material portion of the Property is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated) before the Closing, then (a) Seller, if Seller has actual knowledge thereof, shall notify Buyer of such fact and (b) Buyer shall have the option to terminate this Agreement upon written notice to Escrow Holder and Seller given no later than thirty (30) business days after Seller has given such notice. For purposes of the foregoing sentence, a portion of the Property shall not be deemed material unless the taking thereof diminishes the rentable area of the building or the recreation facilities or restricts access to the Property. If this Agreement is so terminated, then (i) Buyer shall pay all costs associated with the cancellation of the Escrow pursuant to this Section, (ii) neither Buyer nor Seller shall have any further rights or obligations under this Agreement (except to the extent of any indemnities under this Agreement with respect to events occurring before such termination, which indemnities shall survive any such termination), and (iii) Escrow Holder shall, without requiring any further instruction from Seller, immediately return to Buyer the Deposit and all interest accrued thereon. If Buyer does not terminate this Agreement within such thirty-day period, then (A) Buyer shall not thereafter have the right to terminate this Agreement by reason of such taking and (B) Buyer and Seller shall proceed to the Closing in accordance with this Agreement, without modification of the terms of this Agreement, except that
(1) the Property will not include the property so taken, (2) the Purchase Price will be reduced by the amount of any awards for such taking awarded to Seller as of the Closing Date, and (3) Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and retain, all awards for such taking not yet awarded as of the Closing.

     17. DESTRUCTION. If the Property or any portion thereof is damaged by fire or other casualty on or before the Closing Date, Seller immediately shall notify Buyer of such damage. If the estimated cost to repair the damage is less than the greater of (i) $400,000 and (ii) five percent (5%) of the Purchase Price and does not eliminate or materially impair access to the Property,

Buyer and Seller shall proceed to the Closing in accordance with the terms of this Agreement, without modification of the terms of this Agreement, in which event Buyer shall be entitled to an assignment of the proceeds of all insurance relating to such fire or other casualty. If the estimated cost to repair the damage equals or exceeds the greater of (i) $400,000 and (ii) five percent (5%) of the Purchase Price, Buyer may elect either (a) to terminate this Agreement and receive the return of the Deposit (minus any escrow or title cancellation fees), in which case neither party shall have any additional rights or obligations under this Agreement, or (b) to proceed to the Closing in accordance with this Agreement, without modification of the terms of this Agreement, in which event Buyer shall be entitled to an assignment of the proceeds of all insurance relating to such fire or other casualty, if any. Such election shall be made by Buyer within thirty (30) business days following Seller's notification to Buyer. Buyer's failure to elect to terminate this Agreement within such thirty-day period shall conclusively be deemed an election to proceed to the Closing.

     18. BROKERS. Each party to this Agreement represents and warrants to the other that no real estate or business broker, agent, finder, or other person is responsible for bringing about or negotiating this Agreement and that such party has not dealt with any real estate broker, agent, finder or person relative to this Agreement in any manner. Each party to this Agreement shall defend, indemnify, and hold harmless the other party to this Agreement against all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising from (a) any breach of such representation by such indemnifying party set forth in the preceding sentence, and (b) any claims that may be made against such indemnified party by any real estate broker, agent, finder or other person alleging to have acted on behalf of or to have dealt with such indemnifying party.

     19. NO RELIANCE - AS-IS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE DOCUMENTS TO BE DELIVERED PURSUANT HERETO, BUYER ACKNOWLEDGES THAT IT IS PURCHASING THE PROPERTY IN RELIANCE SOLELY ON:
(I) BUYER'S INSPECTION OF THE REAL PROPERTY, THE PERSONAL PROPERTY AND THE IMPROVEMENTS; (II) BUYER'S INDEPENDENT VERIFICATION OF THE TRUTH OF ANY STATEMENTS CONTAINED IN THE DOCUMENTS MADE AVAILABLE TO BUYER; AND (III) THE OPINIONS AND ADVICE OF CONSULTANTS AND ATTORNEYS ENGAGED BY BUYER CONCERNING THE PROPERTY. BUYER FURTHER ACKNOWLEDGES THAT BEFORE ITS EXECUTION OF THIS AGREEMENT BUYER SHALL HAVE PERFORMED OR WILL HAVE HAD AN OPPORTUNITY TO PERFORM ALL OF ITS DUE DILIGENCE INVESTIGATIONS OF AND WITH RESPECT TO THE PROPERTY AS BUYER DEEMS APPROPRIATE, INCLUDING ENGINEERING STUDIES, SOILS TESTS, ENVIRONMENTAL SURVEYS AND TESTING, PHYSICAL INSPECTIONS, ALTA OR OTHER SURVEYS AND MARKET ANALYSES AS WELL AS BUYER'S EVALUATION OF THE CONDITION AND STATUS OF THE PERSONAL PROPERTY AND IMPROVEMENTS AND THE OPERATION AND FUTURE PROSPECTS OF THE PROPERTY. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE DOCUMENTS TO BE DELIVERED PURSUANT HERETO, AT THE CLOSING, BUYER ACCEPTS THE PROPERTY AND ALL MATTERS RELATING TO THE PROPERTY IN THEIR "AS IS," "WHERE-IS" AND "WITH ALL FAULTS" CONDITION OR STATUS AS OF THE CLOSING DATE, INCLUDING SUCH MATTERS AS: SOILS AND GEOLOGICAL CONDITION, TOPOGRAPHY, AREA AND CONFIGURATION OF THE REAL PROPERTY; THE AGE AND CONDITION OF THE IMPROVEMENTS AND PERSONAL PROPERTY; THE EXISTENCE OF ANY HAZARDOUS OR TOXIC SUBSTANCES OR MATERIALS, CONSTRUCTION DEFECTS OR OTHER MATTERS WHICH WOULD OR COULD NECESSITATE ABATEMENT OR REMEDIATION ACTION BY THE PROPERTY'S OWNER; ANY PHYSICAL OR MECHANICAL DEFECTS IN THE IMPROVEMENTS OR PERSONAL PROPERTY; ANY EASEMENT, LICENSE OR ENCROACHMENT WHICH IS NOT A MATTER OF PUBLIC RECORD,

WHETHER OR NOT VISIBLE UPON INSPECTION OF THE PROPERTY; THE ZONING AND OTHER LAND USE REGULATIONS APPLICABLE TO THE PROPERTY; AND ANY OTHER MATTER RELATING TO THE PROPERTY INCLUDING, BUT NOT LIMITED TO, VALUE, TITLE, INCOME, FEASIBILITY, COST, MARKETING AND INVESTMENT RETURN. BUYER ACKNOWLEDGES AND AGREES THAT SELLER IS NOT MAKING ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER WITH RESPECT TO THE PROPERTY. IN PARTICULAR BUT NOT BY WAY OF LIMITATION OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE DOCUMENTS TO BE DELIVERED PURSUANT HERETO, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, RELATING TO COMPLIANCE OF THE IMPROVEMENTS WITH CURRENT BUILDING CODES, INCLUDING WITHOUT LIMITATION THOSE RELATING TO UPDATED OR REVISED STANDARDS FOR PLUMBING, ELECTRICAL, STRUCTURAL OR SEISMIC MATTERS. BUYER WARRANTS AND REPRESENTS TO SELLER THAT BUYER HAS NOT RELIED ON AND WILL NOT RELY ON, EITHER DIRECTLY OR INDIRECTLY, ANY WARRANTY OR REPRESENTATION OF SELLER NOT EXPLICITLY SET FORTH IN THIS AGREEMENT.

     20. INDEMNITY REGARDING INSPECTION. In consideration of Seller's permission to Buyer and its agents to perform investigations and testing on and about the Property prior to the Closing, Buyer shall defend, indemnify and hold harmless Seller and Seller's partners, and their respective officers, employees, agents, contractors, successors, assigns, and affiliates (collectively, the "Indemnitees"), and the Property from all claims, costs, liens, actions and judgments (including attorneys' fees and other defense costs actually incurred by Seller) resulting from Buyer's investigation of the Property or its attempts to obtain any regulatory approvals in connection with the Property, or otherwise caused by Buyer or any of its employees, agents or independent contractors, except for the non-negligent release of Hazardous Materials already on the Property occasioned thereby. Unless and until the Closing occurs, Buyer shall maintain all the information which it obtains in connection with the Property in strict confidence and shall not reveal any of such information to any party other than those parties to which it may otherwise be required to disclose in accordance with applicable law. Buyer shall, at Buyer's sole cost, promptly repair any damage resulting from its activities on the Property and restore the Property to substantially the same condition as before Buyer or any of its agents first entered the Property. If the Closing does not occur on or before the Closing Date for any reason other than a breach of this Agreement by Seller, Buyer shall provide Seller, at Seller's cost, copies of all third-party engineering and environmental reports and materials derived from Buyer's investigation of the Property, concurrently with reimbursement by Seller of Buyer's out-of-pocket costs in procuring such reports and materials.

     21. BUYER'S REMEDIES. In the event the transaction contemplated hereby is not consummated as a result of Seller's default hereunder, Buyer's sole and exclusive remedies shall be either (i) to seek from Escrow Holder the return of the Deposit and any other documents and funds then held by Escrow Holder and Seller shall reimburse Buyer for Buyer's reasonable and documented out-of-pocket expenses incurred in connection with the purchase transaction contemplated under this Agreement (but in no event to exceed one-fourth percent (1/4%) of Purchase Price)or (ii) to seek specific performance of Seller's obligations hereunder by delivering the Purchase Price into the Escrow; provided, however, that as conditions precedent to such action for specific performance, [A] no uncured default in the performance of Buyer's obligations under this Agreement shall exist and no event shall have occurred which with the passage of time or with notice, or both, could become such an event of default, and [B] Buyer shall not seek to amend the Purchase Price in such action.

     22. SELLER'S PARTNERS' APPROVAL. Notwithstanding anything to the contrary contained in this Agreement, the Closing shall not occur unless and until Seller shall have obtained written approval of the sale transaction contemplated hereby and of amendments to such Managing Venture's partnership agreement related thereto ("Seller's Consent") from a majority in interest of the limited partners of ConAm Realty Investors 5, L.P. (the Managing Venturer of Seller), whose approval is legally required before Seller may sell the Property to Buyer hereunder. Seller shall seek such approval immediately after the Escrow Opening Date. If Seller's Consent is not obtained within twenty-one (21) days after the Escrow Opening Date (as such period may be extended by Seller at Seller's sole option for up to an additional forty (40) days), Seller or Buyer may terminate this Agreement by written notice delivered to the other before Seller's Consent is obtained, in which case Buyer shall be entitled to the return of the Deposit and neither Buyer nor Seller shall have any further rights or obligations under this Agreement (except to the extent of any indemnities under this Agreement with respect to events occurring before such termination).

     23. FURTHER ASSURANCES. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement.

     24. COUNTERPARTS AND EXHIBITS. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document. All exhibits attached to and referenced in this Agreement are incorporated into this Agreement.

     25. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

     26. ATTORNEY'S FEES. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all costs, expenses and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses and actual attorney's fees.

     27. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

     28. MODIFICATION. This Agreement may be modified only by a writing executed by the party to this Agreement against whom enforcement of the modification is sought.

     29. PRIOR UNDERSTANDINGS. This Agreement and all documents specifically referred to and executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

     30. INTERPRETATION. Whenever the context so requires in this Agreement, all words used in the singular may include the plural (and vice versa) and the word "person" includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms "includes" and "including" do not imply any limitation. Unless "business day " is specified, the term "day" means a calendar day. The term "business day" means any day other than a Saturday, Sunday or Federal or other holiday in the State in which the Property is located. If the last day for any act falls on a day other than a business day, the time for performance shall be extended to the next business day. No remedy or election under this Agreement is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity. The paragraph headings in this Agreement (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement and (c) may not be used in the interpretation of this Agreement. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

     31. SUCCESSORS-IN-INTEREST AND ASSIGNS. Buyer may not assign its rights under this Agreement to any person or entity without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion; provided, however, that Buyer may assign such rights to a joint venture comprised of an affiliate of Continental American Properties, Ltd., a California limited partnership, and up to two (2) institutional clients of Buyer upon written notice given to Seller not less than five (5) business days prior to the Closing. No assignment by Buyer of any of its rights or obligations under this Agreement shall relieve Buyer of any of its obligations under this
Agreement unless Seller expressly agrees to such release in writing.   Subject
to the foregoing, this Agreement shall be binding on and shall inure to the benefit of the successors-in-interest and assigns of each party to this Agreement.

     32. NOTICES. Each notice and other communication required or permitted to be given under this Agreement ("Notice") must be in writing. Notice is duly given to another party upon: (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth below (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this paragraph), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth below, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

     If to Seller:

                          The Hamptons Joint Venture
                          c/o Continental American Properties, Ltd.
                          1764 San Diego Avenue
                          San Diego, California 92110-1906
                          Attention: Scott Dupree, Esq.
                          Telephone: (619) 297-6771
                          Telecopy: (619) 294-2451
     With a copy to:

                          Hughes Hubbard & Reed LLP
                          350 South Grand Avenue, Suite 3600
                          Los Angeles, California 90071-3442
                          Attention: George A. Furst, Esq.
                          Telephone: (213) 613-2839
                          Telecopy: (213) 613-2950

     If to Buyer:
                          Lend Lease Real Estate Investments, Inc.
                          3424 Peachtree Road, N.E., Suite 800
                          Atlanta, Georgia 30326
                          Attention:  Theodore Klinck
                          Telephone: (404) 848-8744
                          Telecopy:  (404) 848-8930

     With a copy to:

                          King & Spalding
                          191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                          Attention:  William Fryer, Esq.
                          Telephone: (404) 572-4600
                          Telecopy:  (404) 572-5148

     If to Escrow Holder:

                          First American Title Insurance Company
                          114 East Fifth Street
                          Santa Ana, California 92701
                          Attention:  Toni Rice-Groetsch
                          Telephone: (800) 854-3643
                          Telecopy:  (714) 558-4702

Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this paragraph. A party may change its address for purposes of this paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

     33. WAIVER. Any waiver of a default or provision under this Agreement must be in writing. No such waiver shall constitute a waiver of any other default or provision concerning the same or any other provision of this Agreement. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

     34. DRAFTING AMBIGUITIES. Each party to this Agreement and its legal counsel have reviewed and revised this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement shall not be employed in the interpretation of this Agreement or any amendment to this Agreement.

     35. THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to confer any rights or remedies on any person other than the parties to this Agreement and their respective successors-in-interest and permitted assignees.

     36.    [INTENTIONALLY DELETED.]

     37.    EXCLUSIVITY.   So long as this Agreement is in effect, Seller shall
not solicit, negotiate, offer or accept an offer for the purchase of the Property (or any interest therein) for sale or contract to sell the Property (or any interest therein) to any party other than Buyer or negotiate, solicit or entertain any offers to purchase or sell the Property (or any interest therein).

     38. CONFIDENTIALITY. Buyer and Seller agree that all documents and information concerning the Property delivered to Buyer, the subject matter of this Agreement and all negotiations shall remain confidential, and neither party shall disclose any terms of this Agreement without the prior approval of the other party except as may be required by law. Buyer and Seller shall be entitled to disclose such information only to those parties required to know it, including without limitation employees of either of the parties, consultants, attorneys and accountants engaged by either Buyer or Seller, and prospective or existing investors and lenders. This Section 38 shall expire upon the earlier of the termination of this Agreement and the Closing.

     39. RIGHT OF FIRST REFUSAL. Buyer and Seller acknowledge that one or more of the venturers under the Joint Venture Agreement of Seller holds a right of first refusal with respect to the Property. Notwithstanding anything to the contrary contained in this Agreement, the sale transaction contemplated under this Agreement is subject to the waiver or lapse of such right of first refusal no later than December 24, 1998.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:

THE HAMPTONS JOINT VENTURE,
a North Carolina joint venture

By:  ConAm Realty Investors 5, L.P.,
     a California limited partnership,
     its managing venturer

     By:    ConAm Property Services IV, Ltd.,
            a California limited partnership,
            its general partner

            By:    Continental American Development, Inc.,
                   a California corporation,
                   its general partner

                   By:    /s/ Scott Dupree
                          ----------------
                   Its:   Vice President


BUYER:

LEND LEASE REAL ESTATE INVESTORS, INC.,
a Delaware corporation


     By:    /s/ Ted Klinck
            ---------------------
     Its:   Senior Vice President

CONSENT AND ACCEPTANCE OF ESCROW HOLDER:

The undersigned acknowledges having received an executed original of this Agreement (or counterparts thereof) and the Deposit on December 15, 1998, which date is the "Escrow Opening Date" for purposes of this Agreement.

The undersigned hereby consents to and accepts the instructions set forth in the above Agreement for Purchase and Sale and Joint Escrow Instructions.

First American Title Insurance Company

By:  /s/ Richard G. Hines
     --------------------
Its: Vice President

                                 INDEX OF EXHIBITS



                    EXHIBIT                                     SECTION

 Exhibit A - Legal Description                                  Section 1.1

 Exhibit B - Schedule of Personal Property                      Section 1.1

 Exhibit C - Due Diligence Materials Delivered to Buyer         Section 5.1

 Exhibit D - Disapproved Title Exceptions                       Section 5.4

 Exhibit E - Form of Deed                                       Section 7.1

 Exhibit F - Form of Seller's Affidavit                         Section 7.3

 Exhibit G - Bill of Sale                                       Section 7.4

 Exhibit H - Form of Assignment                                 Section 7.5

 Exhibit I - Form of Certificate for Rent Roll                  Section 7.6

 Exhibit J - Other Agreements and Instruments                   Section 14.2

 Exhibit K - Pending Litigation or Other Proceedings            Section 14.3

 Exhibit L - Schedule of Service Contracts                      Section 14.10

                 FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
                           AND JOINT ESCROW INSTRUCTIONS
                               HAMPTONS/QUAIL HOLLOW

DATED:             To be effective as of December 15, 1998 (the "Effective
                   Date").

PARTIES: The parties to this First Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions (the "Amendment") for the purchase of Hamptons/Quail Hollow are:

                   (a) The Hamptons Joint Venture, a North Carolina joint venture ("Seller"); and

                   (b) Lend Lease Real Estate Investments, Inc., a Delaware corporation ("Purchaser").

ESCROW AGENT:      First American Title Insurance Company

ESCROW NO.:        N981616G

RECITALS:

     A. Seller and Purchaser entered into that certain Agreement for Purchase and Sale and Joint Escrow Instructions for the purchase of Hamptons/Quail Hollow dated as of December 15, 1998 (the "Purchase Agreement"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     B. The Parties desire to amend the Purchase Agreement all as more particularly set forth in this Amendment.

AGREEMENTS:

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. INCORPORATION OF RECITALS. All of the foregoing Recitals are incorporated herein as agreements of the Parties.

     2. AMENDMENT TO PURCHASE AGREEMENT. The following paragraphs of the Purchase Agreement are hereby amended in their entirety as follows:

            "3.1. OPENING OF ESCROW. On a date subject to mutual agreement, but in no event later than February 1, 1999, Buyer shall cause an escrow (the "Escrow") to be opened at Escrow Holder's office located at 114 East Fifth Street, Santa Ana, California 92701, Attention: Toni Rice-Groetsch for the purpose of facilitating the consummation of this Agreement, by delivering the Deposit (as defined in Section 4.1 below) to Escrow Holder along with a copy of the fully executed original (or executed counterparts) of this Agreement within two (2) business days after executing this Agreement. Escrow Holder shall, immediately upon its receipt of the Deposit and executed
     Agreement, execute and deliver to Buyer and Seller the Consent and Acceptance of Escrow Holder attached to this Agreement, which Consent and Acceptance of Escrow Holder shall specify the date of such receipt
     (the "Escrow Opening Date"). This Agreement constitutes instructions to Escrow Holder. Buyer and Seller shall execute such additional mutual instructions as Escrow Holder may reasonably require, provided that such additional instructions shall be consistent with this Agreement. Any inconsistency between any such additional instructions and this Agreement shall be resolved in a manner consistent with this Agreement, and the provisions of this Agreement shall prevail unless Buyer and Seller waive such inconsistent provision in writing by specifically referring to the fact of such inconsistency and their intent to waive it."

            "3.2. CLOSING DATE. The purchase and sale transaction contemplated hereunder shall close in accordance with Article 8 below (the "Closing") on or before February 1, 1999 (the "Closing Date"); provided, however, that if the Closing shall occur on the Closing Date but after 10:00 a.m. PST, the Closing Date shall be deemed to have occurred on the date of recordation of the Deed (hereinafter defined) for purposes of calculating prorations under
     Article 10 below, and provided further that in no event shall the Closing Date occur after February 1, 1999, unless the parties otherwise agree in writing. If the Closing does not occur on or before the Closing Date, then Buyer or Seller, if not in default under this Agreement, may at any time thereafter give written notice to Escrow Holder to cancel the Escrow whereupon the Escrow and the subject transaction shall become terminated and Escrow Holder shall distribute all monies and documents in Escrow Holder's possession in accordance with this Agreement and all additional mutual instructions as the parties may provide. Such cancellation of the Escrow shall not prejudice or limit any legal or equitable rights of Buyer or Seller, except as may be limited by Article 12 below."

     3. NO FURTHER AMENDMENTS. Except as set forth in Paragraph 2, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.

     4. COUNTERPARTS. This Amendment may be executed in any number of counterparts.

     5. TELECOPIES. Telecopies of the executed signature pages of this Amendment shall be effective and binding upon the parties as if such signatures were original signatures and Escrow Agent is hereby authorized by the parties and entitled to accept and treat such telecopies signatures as originals. Immediately after sending the signature pages, if any, by telecopy, the Party providing such telecopy shall send the originals of such pages to the other Party and to the Escrow Agent by hand delivery or overnight courier, as applicable.

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.


SELLER:

THE HAMPTONS JOINT VENTURE,
a North Carolina joint venture

By:  ConAm Realty Investors 5, L.P.,
     a California limited partnership,
     its managing venturer

     By:    ConAm Property Services IV, Ltd.,
            a California limited partnership,
            its general partner

            By:    Continental American Development, Inc.,
                   a California corporation,
                   its general partner

                   By:    /s/ Scott Dupree
                          ----------------
                   Its:   Vice President


PURCHASER:

LEND LEASE REAL ESTATE INVESTMENTS, INC., a Delaware corporation


     By:    /s/ Ted Klink
            ---------------------
     Its:   Senior Vice President

                        ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AMENDMENT (hereinafter referred to as the "Assignment"), made and entered into as of the 26th day of January, 1999 by and among LEND LEASE REAL ESTATE INVESTMENTS, INC., a Delaware corporation (hereinafter referred to as "Assignor"), DOC INVESTORS, L.L.C., a Delaware limited liability company (hereinafter referred to as "Assignee"), and THE HAMPTONS JOINT VENTURE, a North Carolina joint venture (hereinafter referred to as "Seller");


                                W I T N E S S E T H:


     WHEREAS, pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated on or about December 15, 1998, by and among Assignor, as Buyer, and Seller, as Seller (hereinafter referred to as the "Purchase Agreement"; capitalized terms not otherwise defined in this Assignment shall have the meanings assigned to such terms in the Purchase Agreement), Assignor agreed to purchase from Seller certain real property and improvements located at 4401 Hampton Ridge Drive, in the City of Charlotte, North Carolina 28210, and being more particularly described in the Purchase Agreement; and

     WHEREAS, Assignor desires to assign its rights under the Purchase Agreement and to delegate its obligations under the Purchase Agreement to Assignee, Assignee desires to accept such assignment and to assume such delegated obligations and Seller desires to provide its written consent to such assignment;

     NOW, THEREFORE, in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee, and Seller agree as follows:

     1. ASSIGNMENT AND ASSUMPTION. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Purchase Agreement, and Assignor hereby delegates to Assignee all of Assignor's duties and obligations under the Purchase Agreement. Assignee hereby expressly accepts all right, title and interest of Assignor in and to the Purchase Agreement and hereby assumes and agrees to perform, discharge, and fulfill all of the duties and obligations of Assignor under the Purchase Agreement.

     2. CONSENT AND RELEASE OF ASSIGNOR. Seller hereby consents to the assignment and assumption described above and each of Seller and Assignee hereby releases and discharges Assignor from any liability or obligation under the Purchase Agreement and Seller agrees to look solely to Assignee for performance of Buyer's obligations under the Purchase Agreement.

     3. COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution and delivery of this Assignment, the parties may execute and exchange counterparts of the signature pages by telefax. The signature of any party to any counterpart may be appended to any other counterpart.



                         [signatures commence on next page]

     IN WITNESS WHEREOF, the Parties hereto have executed this Assignment or have caused the same to be executed and sealed by their authorized representative the day and year first above written.


                   ASSIGNOR:

                   LEND LEASE REAL ESTATE INVESTMENTS, INC., a Delaware corporation

                          By:    /s/ Ted Klink
                                 ---------------------
                          Name:  Ted J. Klinck
                          Title: Senior Vice President



                   ASSIGNEE:

                   DOC INVESTORS, L.L.C., a Delaware limited liability company

                   By:    Con Am DOC Affiliates, LLC,
                          a California limited liability company, its
                          Administrative Member

                          By: Continental American Properties, Ltd., a California limited partnership, its Managing Member

                                 By:    DJE Financial Corp., a California
                                        corporation, its General Partner

                                        By:    /s/ J. Bradley Forrester
                                               ------------------------
                                        Name:  J. Bradley Forrestor
                                        Title: Vice President



                           [signatures continue next page]

                   SELLER:

                   THE HAMPTONS JOINT VENTURE,
                   a North Carolina joint venture

                   By:    ConAm Realty Investors 5, L.P.,
                          a California limited partnership, its managing
                          venturer

                          By:    ConAm Property Services IV, Ltd.,
                                 a California limited partnership,
                                 its general partner

                                 By: Continental American Development, Inc., a California corporation, its general partner

                                        By:    /s/ Scott Dupree
                                               ----------------
                                        Its:   Vice President